UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 12, 2011

HORIZON TECHNOLOGY FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	814-00802	27-2114934
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

312 Farmington Avenue
Farmington, CT 06032
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (860) 676-8654

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management
Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 12, 2011, Horizon Technology Finance Corporation (the “Company”) held a special meeting of stockholders (the “Special Meeting”).  At the Special Meeting, the Company’s stockholders did not approve a shareholder proposal.  The proposal is described in detail in the Company’s definitive proxy statement for the Special Meeting as filed with the Securities and Exchange Commission on June 1, 2011 (the “Proxy Statement”).  As of May 23, 2011, the record date, 7,593,421 shares of common stock were eligible to vote.

The Company’s stockholders did not approve a proposal to authorize the Company, with the approval of its Board of Directors, to sell shares of its common stock (during the 12 months subsequent to the date of the Special Meeting) at a price below its then current net asset value per share subject to certain limitations as described in the Proxy Statement.  The number of votes in favor of the proposal did not constitute a “majority of the outstanding voting securities” of the Company as defined by the Investment Company Act of 1940. The stockholders did not approve the proposal pursuant to the voting results set forth below:

	For	Against	Abstain	Broker Non-Vote
All Stockholders	3,124,341	1,631,127	28,423	N/A
Excluding Affiliates	1,802,819	1,183,084	28,423	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2011	HORIZON TECHNOLOGY FINANCE CORPORATION
	By:	/s/ Robert D. Pomeroy, Jr.
Robert D. Pomeroy, Jr.
Chief Executive Officer and Chairman of the Board